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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2002

SMURFIT-STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23876 (Commission File Number)	43-1531401 (I.R.S. Employer Identification No.)
	150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

(312) 346-6600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On August 27, 2002, Smurfit-Stone Container Corporation (the "Company") issued a press release announcing that Jefferson Smurfit Corporation (U.S.) ("Jefferson Smurfit Corporation"), an indirect wholly-owned subsidiary of the Company, is commencing a tender offer (the "Tender Offer") and consent solicitation (the "Consent Solicitation" and, together with the Tender Offer, the "Offer") relating to any and all of its outstanding 9 3/4% Senior Notes due 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        Pursuant to Rule 135c under the Securities Act of 1933, as amended (the "Securities Act"), Jefferson Smurfit Corporation disclosed in an Offer to Purchase and Consent Solicitation Statement dated August 27, 2002 (the "Offer to Purchase") relating to the Offer that it intends to issue new senior notes (the "New Notes") under a new indenture, the proceeds of which will be used to consummate the Offer. The Offer to Purchase also disclosed that the New Notes, if issued, will not be registered under the Securities Act, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and that Jefferson Smurfit Corporation has no arrangement with respect to the issuance of the New Notes.

Item 7. Financial Statements and Exhibits.

  (C)
  Exhibits:

  99.1
  Press Release dated August 27, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT-STONE CONTAINER CORPORATION
Dated: August 27, 2002	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 27, 2002.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index